EXHIBIT 10.4

INTEGRATED VENTURES, INC.

NONSTATUTORY STOCK OPTION AGREEMENT

The Company granted an Option to purchase shares of Common Stock to the Optionee named below. The terms and conditions of the Option are set forth in this cover sheet, and in the attached Nonstatutory Stock Option Agreement. This cover sheet is incorporated into and a part of the attached Nonstatutory Stock Option Agreement (together, the “Agreement”).

Date of Option Grant: [ ]

Name of Optionee (or “Participant” or “you”): [ ]

Number of shares of Common Stock Covered by Option: [ ]

Fair Market Value of a share of Common Stock on Date of Option Grant: [ ]

Exercise Price per share of Common Stock: [ ]

Expiration Date: [ ]

Option will expire earlier as a result of certain events as provided in this Agreement.

Vesting Calculation Date: [ ]

Vesting Schedule: [ ]

By signing this cover sheet, you agree to all of the terms and conditions described in the Agreement. You are also acknowledging receipt of this Agreement.

Optionee:
(Signature)

Company:
(Signature)

Title:

Attachment

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INTEGRATED VENTURES, INC.

NONSTATUTORY STOCK OPTION AGREEMENT

1.	The Agreement and Other Agreements

This Agreement (and its exhibits) constitutes the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded.

Certain Definitions are provided in Section 23 below. Other terms and conditions of this Agreement are provided in Exhibit A.

2.	Nonstatutory Stock Option	This Option is not intended to be an Incentive Stock Option under section 422 of the Code and will be interpreted accordingly.

This Option is not intended to be deferred compensation under section 409A of the Code and will be interpreted accordingly.

3.	Vesting

This Option is only exercisable before it expires and only with respect to the vested portion of the Option. This Option will vest according to the Vesting Schedule described in the cover sheet of this Agreement.

4.	Term

Your Option will expire in all cases no later than the close of business at Company headquarters on the Expiration Date, as shown on the cover sheet. Your Option shall expire earlier as described in Section 5 below or on the date on which the Option is cancelled (and not substituted or assumed) pursuant to a Company Transaction or merger or acquisition or reorganization or similar transaction involving the Company. You are solely responsible for determining whether and when to exercise any vested portion of this Option and also for keeping track of when your Option expires and when it therefore can no longer be exercised. The Company has no obligation (and does not intend) to provide you with any further notice of your Option’s expiration dates. The Company will have no liability to you or to any other person if all or any portion of your Option is not exercised before it expires for any reason. If this Option has not been exercised prior to your death, then your estate may exercise the vested portion of your Option before it expires.

5.	Termination of Service for Cause

If your Service is terminated by the Company for Cause or if you commit an act(s) of Cause while this Option is outstanding, as determined by the Committee in its sole discretion, then you shall immediately forfeit all rights to your Option without consideration, including any vested portion of the Option, and the entire Option shall immediately expire. For avoidance of doubt, your Service shall also be deemed to have been terminated for Cause by the Company if, after your Service has otherwise terminated, facts and circumstances are discovered that would have justified a termination for Cause, including, without limitation, your violation of Company policies or breach of confidentiality or other restrictive covenants or conditions that may apply to you prior to or after your Termination Date.

In connection with the foregoing, if at any time (including after a notice of exercise has been delivered) the Committee (or the Board), reasonably believes that you have committed an act of Cause (which includes a failure to act), the Committee (or Board) may suspend your right to exercise this Option pending a determination of whether there was in fact an act of Cause. If the Committee (or the Board) determines that you have committed an act of Cause, neither you nor your estate shall be entitled to exercise this Option whatsoever and this Option shall then terminate without consideration. Any determination by the Committee (or the Board) with respect to the foregoing shall be final, conclusive and binding on all interested parties.

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6.	Notice of Exercise

When you wish to exercise this Option, you must notify the Company by filing a “Notice of Exercise” form (attached as Exhibit B) at the address given on the form. Your notice must specify how many shares of Common Stock you wish to purchase. Your notice must also specify how your shares of Common Stock should be registered (in your name only or in your and your spouse’s names as community property or as joint tenants with right of survivorship). The notice can only become effective after it is received by the Company.

If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

7.	Form of Payment

When you submit your notice of exercise, you must include payment of the aggregate Exercise Price for the shares of Common Stock you are purchasing. Payment may be made in one (or a combination) of the following forms:

●	Cash, your personal check, a cashier’s check or a money order.

●

To the extent approved by the Committee in its discretion, shares of Common Stock which have already been owned by you for more than six (6) months (or such other duration of time determined by the Company) and which are surrendered to the Company. The Fair Market Value of the shares of Common Stock, determined as of the effective date of the Option exercise, will be applied to the Exercise Price.

●

Solely upon an exercise of this Option on the date of a Company Transaction, by Net Exercise. In addition, to the extent approved by the Committee in its discretion, payment of the Exercise Price may be made by Net Exercise if this Option is exercised on a date other than the date of a Company Transaction.

●

To the extent a public market for the shares of Common Stock exists as determined by the Company, by Cashless Exercise through delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker to sell shares of Common Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

●

To the extent approved by the Committee in its discretion and with all terms and conditions determined by the Committee, payment may be made in another form of legal consideration acceptable to the Committee. Such other forms may include, without limitation, share attestation or a Company provided loan.

8.	Withholding Taxes	You will be solely responsible for payment of any and all applicable taxes associated with this Option.

You will not be allowed to exercise this Option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the Option exercise or sale of shares of Common Stock acquired under this Option.

Upon an exercise of this Option on the date of a Company Transaction, such withholding taxes may be settled by Net Exercise.

To the extent a public market for the shares of Common Stock exists as determined by the Company, such withholding taxes may be settled by Cashless Exercise through delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker to sell shares of Common Stock and to deliver all or part of the sale proceeds to the Company in payment of the withholding taxes.

To the extent approved by the Committee in its discretion and with all terms and conditions determined by the Committee, payment of withholding taxes may be made in another form of legal consideration acceptable to the Committee. Such other forms may include, without limitation, Net Exercise, surrender of shares of Common Stock previously owned by you, a Company provided loan, or withholding from other compensation paid to you by the Company.

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9.	Restrictions on Exercise and Resale

By signing this Agreement, you agree not to (i) exercise this Option (“Exercise Prohibition”), or (ii) sell, transfer, dispose of, pledge, hypothecate, make any short sale of, or otherwise effect a similar transaction of any shares of Common Stock acquired under this Option (each a “Sale Prohibition”) at a time when applicable laws, regulations or Company or underwriter trading policies prohibit the exercise or disposition of shares of Common Stock. The Company will not permit you to exercise this Option if the issuance of shares of Common Stock at that time would violate any law or regulation. The Company may issue stop/transfer instructions and/or appropriately legend any share certificates issued pursuant to this Option in order to ensure compliance with the foregoing. Any such Exercise Prohibition shall not alter the vesting schedule set forth in this Agreement other than to limit the periods during which this Option shall be exercisable.

If the sale of shares of Common Stock is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the shares of Common Stock being acquired upon exercise of this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

You may also be required, as a condition of exercise of this Option, to enter into any agreement(s) that are applicable to Shareholders. In the event of any conflict in terms between any such shareholders agreement and this Agreement, the terms of such shareholders agreement shall prevail and govern.

10.	Transfer of Option

Prior to your death, only you may exercise this Option. You cannot gift, transfer, assign, alienate, pledge, hypothecate, attach, sell, or encumber this Option or subject it to any short position. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will or it may be transferred by the laws of descent and distribution. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse’s interest in your Option in any other way.

11.	Retention Rights

Your Option or this Agreement does not give you the right to be retained by the Company (or any Affiliates) in any capacity. The Company (or any Affiliates) reserves the right to terminate your Service at any time and for any reason.

This Option and the shares of Common Stock subject to the Option are not intended to constitute or replace any pension rights or compensation and are not to be considered compensation of a continuing or recurring nature, or part of your normal or expected compensation, and in no way represent any portion of your salary, compensation or other remuneration for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

12.	Stockholder Rights

You, or your estate, shall have no rights as a shareholder of the Company with regard to the Option until you have been issued the applicable shares of Common Stock by the Company and have satisfied all other conditions specified in this Agreement. No adjustment shall be made for cash or equity dividends or other rights for which the record date is prior to the date when such applicable shares of Common Stock are issued, except as provided in this Agreement.

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13.	Adjustments

Your Option shall be subject to the terms of the agreement of any Company Transaction, merger, liquidation, reorganization, or IPO in the event the Company is subject to such activity. Such agreement or transaction may provide, without limitation, that subject to the consummation of the applicable transaction, for the assumption (or substitution or transfer or replacement) of this Award by the other or surviving entity or its parent, for their continuation by the Company (if the Company is a surviving entity), for accelerated vesting or for their cancellation with or without consideration, or for the mandatory exercise or conversion of the Award into shares of Common Stock and/or cash whether by Net Exercise or otherwise, in all cases without the consent of the Participant. Other adjustments to this Award may be made as provided in Exhibit A.

14.	Legends

All certificates representing the shares of Common Stock issued under this Award (if any) may, where applicable, have endorsed thereon the following legends and any other legends the Company determines appropriate:

“THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES OF COMMON STOCK SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE.”

“THE SHARES OF COMMON STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

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15.	Notice

Any notice to be given or delivered to the Company relating to this Agreement shall be in writing and addressed to the Company at its principal offices. Any notice to be given or delivered to you relating to this Agreement shall be in writing and addressed to you at such address of which you advise the Company in writing. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

16.	Applicable Law

This Agreement will be interpreted and enforced under the laws of the State of California without reference to the conflicts of law provisions thereof. Any dispute as to this Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. You agree to submit to the exclusive jurisdiction and venue of the federal or state courts of California to resolve any and all issues that may arise out of or relate to this Agreement.

17.	Voluntary Participant	You acknowledge that you are voluntarily participating in this Agreement.

18.	No Rights to Future Awards

Your rights, if any, in respect of or in connection with this Option or any other Awards are derived solely from the discretionary decision of the Company to permit you to participate in this Agreement and to benefit from a discretionary future Award. By accepting this Option, you expressly acknowledge that there is no obligation on the part of the Company to grant any additional Awards to you or benefits in lieu of Options or any other Awards even if Awards have been granted repeatedly in the past. All decisions with respect to future Awards, if any, will be at the sole discretion of the Committee.

19.	Future Value

The future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty. If the underlying shares of Common Stock do not increase in value after the Date of Option Grant, the Option will have little or no value. If you exercise the Option and obtain shares of Common Stock, the value of the shares of Common Stock acquired upon exercise may increase or decrease in value, even below the Exercise Price.

20.	No Advice Regarding Grant

The Company has not provided any tax, legal or financial advice, nor has the Company made any recommendations regarding your participation in this Agreement, or your acquisition or sale of the underlying shares of Common Stock. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in this Agreement before taking any action related to this Agreement.

21.	No Right to Damages

You will have no right to bring a claim or to receive damages if any portion of the Option is cancelled or expires unexercised. The loss of existing or potential profit in the Option will not constitute an element of damages in the event of the termination of your Service for any reason, even if the termination is in violation of an obligation of the Company or an Affiliate to you.

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22.	Data Privacy

You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by the Company for the exclusive purpose of implementing, administering and managing your participation in this Agreement. You understand that the Company holds certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title, any equity interests or shares or directorships held in the Company, details of all awards or any other entitlement to shares of Common Stock awarded, cancelled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering this Agreement (“Data”). You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of this Agreement, that these recipients may be located in your country or elsewhere and that the recipient country may have different data privacy laws and protections than your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in this Agreement, including any requisite transfer of such Data, as may be required to a broker or other third party with whom you may elect to deposit any shares of Common Stock acquired under this Agreement.

23.	Definitions	“Affiliate” has the meaning provided to such term in the Operating Agreement.

“Award” means this award of this Option.

“Board” means the governing body of the Company, including any board of directors or board of managers, as constituted from time to time.

“Cashless Exercise” means an arrangement whereby payment of some or all of the aggregate Exercise Price may be made all or in part by delivery of an irrevocable direction to a securities broker to sell shares of Common Stock and to deliver all or part of the sale proceeds to the Company.

Cashless Exercise may also be utilized to satisfy this Option’s tax withholding obligations if permitted by the Committee.

“Cause” means, with respect to Participant, (i) a material failure, refusal or neglect to perform and discharge duties and responsibilities to the Company which is not corrected within ten (10) business days of written notice thereof from the Company, (ii) fraud, embezzlement, gross negligence or other illegal or wrongful conduct engaged in by such Participant materially detrimental to the business or reputation of the Company, (iii) conviction of, or entering of a plea of guilty or nolo contendre to, any crime involving personal dishonesty or moral turpitude, (iv) the intentional disclosure or use of material confidential information relating to the Company or any of its businesses, other than in the course of performing such Participant’s duties to the Company, (v) the intentional misrepresentation of the Company’s products, programs or services, to a third party, or (vi) other intentional or willful material breach of any service arrangement with the Company to which such Participant is a party, or other intentional or willful action that causes material harm, brings material disrepute to the Company or is materially inconsistent with the duties of an Employee or as a member of the Board of Directors. The determination of whether a Participant’s actions justify termination for Cause and the date such termination shall be effective shall be made by the Board in its discretion.

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“Change in Control Event” has the meaning provided to such term under Code Section 409A and the applicable regulations and guidance promulgated thereunder.

“Charter” means the Company’s Articles of Organization as may be amended from time to time.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

“Committee” means a committee consisting of members of the Board that is appointed by the Board to administer this Agreement. If no Committee has been appointed, the full Board shall constitute the Committee.

“Common Stock” means shares of Common Stock of the Company, $0.001 par value per share.

“Company” means Integrated Ventures, Inc., a Nevada corporation.

“Company Transaction” means the consummation of any of the following:

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

(ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company.

A transaction shall not constitute a Company Transaction if its principal purpose is to change the state of the Company’s organization or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions. In addition, an IPO shall not constitute a Company Transaction. If the timing of payments provided under an Award Agreement is based on or triggered by a Company Transaction then, to extent necessary to avoid violating Code Section 409A, a Company Transaction must also constitute a Change in Control Event.

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“Disability” means that the Participant is classified as disabled under a long-term disability policy of the Company or, if no such policy applies, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Disability of Participant shall be determined solely by the Committee on the basis of such medical evidence as the Committee deems warranted under the circumstances.

“Exercise Price” means the amount for which a share of Common Stock may be purchased upon exercise of this Option, as specified in this Agreement.

“Fair Market Value” means the market price of a share of Common Stock, determined by the Committee as follows:

(i) If the shares of Common Stock were traded on a stock exchange (such as the New York Stock Exchange, NYSE Amex, the NASDAQ Global Market or NASDAQ Capital Market) at the time of determination, then the Fair Market Value shall be equal to the regular session closing price for such shares as reported by such exchange (or the exchange or market with the greatest volume of trading in the shares of Common Stock) on the date of determination, or if there were no sales on such date, on the last date preceding such date on which a closing price was reported;

(ii) If the shares of Common Stock were traded on the OTC Bulletin Board at the time of determination, then the Fair Market Value shall be equal to the last-sale price reported by the OTC Bulletin Board for such date, or if there were no sales on such date, on the last date preceding such date on which a sale was reported; and

(iii) If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith using a reasonable application of a reasonable valuation method as the Committee deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported by the applicable exchange or the OTC Bulletin Board, as applicable, or a nationally recognized publisher of equity prices or quotations (including an electronic on-line publication). Such determination shall be conclusive and binding on all persons.

“Incentive Stock Option” or “ISO” means an incentive stock option described in Code section 422.

“IPO” means an initial public offering by the Company of its equity securities pursuant to an effective registration statement filed with the SEC.

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“Net Exercise” means an arrangement pursuant to which the number of shares of Common Stock issued to the Optionee in connection with the Optionee’s exercise of the Option will be reduced by the Company’s retention of a portion of such shares of Common Stock. Upon such a net exercise of an Option, the Optionee will receive a net number of shares of Common Stock that is equal to

(i) the number of shares of Common Stock as to which the Option is being exercised minus (ii) the quotient (rounded down to the nearest whole number) of the aggregate Exercise Price of the shares of Common Stock being exercised divided by the Fair Market Value of a share of Common Stock on the Option exercise date. The number of shares of Common Stock covered by clause (ii) will be retained by the Company and not delivered to the Optionee. No fractional shares of Common Stock will be created as a result of a Net Exercise and the Optionee must contemporaneously pay for any portion of the aggregate Exercise Price that is not covered by the shares of Common Stock retained by the Company under clause (ii). The number of shares of Common Stock delivered to the Optionee may be further reduced if Net Exercise is permitted by the Committee to satisfy applicable tax withholding obligations.

“Nonstatutory Stock Option” means an option that is not an ISO.

“Option” means this Option enabling the Optionee to purchase shares of Common Stock as provided in this Agreement.

“Re-Price” means that the Company has lowered or reduced the Exercise Price in a manner described by SEC Regulation S-K Item 402(d)(2)(viii) (or as described in any successor provision(s) or definition(s)).

“SEC” means the Securities and Exchange Commission. Act of 1933, as amended.

“Section 280G Approval” means the separate approval by Shareholders owning more than 75% of the voting power of all outstanding shares of Common Stock of the Company entitled to vote immediately before a Company Transaction which approval shall be obtained in compliance with the requirements of Code Section 280G(b)(5)(B), as amended, including any successor thereof, and the regulations promulgated thereunder, as determined by the Committee in its sole discretion.

“Separation From Service” means Participant’s separation from service with the Company within the meaning of Code Section 409A.

“Service” means the rendering of services to the Company by a Person pursuant to a service arrangement. The Committee may determine whether any Company transaction, such as a sale or spin-off of a division or subsidiary that employs Participant, shall be deemed to result in termination of Service for purposes of any affected Awards, and the Committee’s decision shall be final, conclusive and binding.

“Termination Date” means the date on which Participant’s Service terminates as determined by the Committee.

24.	Stockholder Agreement

You agree, in the event that this Option is assumed by another corporation or entity in connection with any merger or reorganization, that, upon the exercise of this Option, you will automatically become subject to and bound by any Stockholder Agreement or similar agreement of such corporation or entity that is entered into among the shareholders of the Company generally in connection with any such reorganization or merger (to the extent you are not already so bound).

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above.

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EXHIBIT A

OTHER TERMS OF NONSTATUTORY STOCK OPTION AGREEMENT

Authority. The Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Agreement. Such actions shall include without limitation:

(i) determining the type, number, vesting requirements, performance conditions (if any) and their degree of satisfaction, and other features and conditions of this Award and amending such Award;

(ii) correcting any defect, supplying any omission, or reconciling or clarifying any inconsistency in the Agreement;

(iii) accelerating the vesting, or extending the post-termination exercise term, or waiving restrictions, of this Award at any time and under such terms and conditions as it deems appropriate;

(iv) Re-Pricing this Option without the approval of Members;

(v) interpreting this Agreement; and

(vi) making all other decisions relating to the operation of this Agreement.

The Committee may adopt such rules or guidelines, as it deems appropriate to implement this Agreement. The Committee’s determinations under the Agreement shall be final, conclusive and binding on all persons. The Committee’s decisions and determinations will be afforded the maximum deference provided by applicable law.

Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, or any persons (including without limitation employees and officers) who are delegated by the Board or Committee to perform administrative functions in connection with this Agreement, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Charter, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

Restrictions on shares of Common Stock. In no event shall the Company be required to issue fractional shares of Common Stock under this Agreement. The obligation of the Company to issue shares of Common Stock or other securities under the Agreement shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of shares of Common Stock or other securities pursuant to the Award prior to the satisfaction of all legal requirements relating to the issuance of such shares of Common Stock or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

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Code Section 409A. Notwithstanding anything to the contrary, the Award granted hereunder is intended to comply with the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention. In the event that any provision of the Agreement is determined by the Committee to not comply with the applicable requirements of Code Section 409A or the Treasury Regulations or other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Agreement as the Committee deems necessary to comply with such requirements (including without limitation, after the Date of Option Grant, increasing the Exercise Price to equal what was the Fair Market Value on the grant date of the Award). While it is intended that all payments and benefits provided under this Agreement will be exempt from or comply with Code Section 409A, the Company makes no representation or covenant to ensure that the Award is exempt from or compliant with Code Section 409A. The Company will have no liability to Participant or any other party if a payment or benefit under this Award is challenged by any taxing authority or is ultimately determined not to be exempt or compliant. Participant further understands and agrees that Participant will be entirely responsible for any and all taxes on any benefits payable to the Participant as a result of this Award. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on Participant by Code Section 409A or for any damages for failing to comply with Code Section 409A.

Electronic Communications. Subject to compliance with applicable law and/or regulations, this Agreement or other documentation or notices relating to this Award may be communicated to Participant by electronic media.

Unfunded. The Award shall be unfunded. Although bookkeeping accounts may be established with respect to this Award, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by this Award, nor shall this Agreement be construed as providing for such segregation, nor shall the Company or the Committee be deemed to be a trustee of stock to be provided under the Award.

No Liability. The Company (or members of the Board or Committee) shall not be liable to Participant or other persons as to: (i) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder; and (ii) any unexpected or adverse tax consequence or any tax consequence expected, but not realized, by Participant or other person due to the grant, receipt, exercise or settlement of this Award.

Reformation. In the event any provision of this Agreement shall be held illegal or invalid for any reason, such provisions will be reformed by the Committee if possible and to the extent needed in order to be held legal and valid. If it is not possible to reform the illegal or invalid provisions then the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

Successor Provision. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Date of Option Grant and including any successor provisions.

Adjustments. In the event of a subdivision of the outstanding shares of Common Stock, a declaration of a dividend payable in shares of Common Stock, a declaration of a dividend payable in a form other than shares of Common Stock in an amount that has a material effect on the price of shares of Common Stock, a combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a lesser number of shares of Common Stock, an share split, a reverse share split, a reclassification or other distribution of the shares of Common Stock without the receipt of consideration by the Company, of or on the shares of Common Stock, a recapitalization, a combination, a spin-off or a similar occurrence, the Committee shall make equitable and proportionate adjustments to:

(i) the number and kind of securities covered by this Award; and

(ii) the Exercise Price for this Award.

If by reason of an adjustment pursuant to the previous paragraph, this Award covers additional or different shares or securities, then such additional or different shares or securities and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the shares of Common Stock subject to the Award prior to such adjustment. Any adjustment of shares of Common Stock pursuant to the previous paragraph shall be rounded down to the nearest whole number of shares of Common Stock. Under no circumstances shall the Company be required to authorize or issue fractional shares of Common Stock. To the extent permitted by applicable law, no consideration shall be provided as a result of any fractional shares of Common Stock not being issued or authorized.

Dissolution. To the extent not previously exercised or settled, this Award shall terminate immediately prior to the dissolution or liquidation of the Company and shall be forfeited to the Company without consideration.

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EXHIBIT B

INTEGRATED VENTURES, INC.

NOTICE OF EXERCISE OF NONSTATUTORY STOCK OPTION BY OPTIONEE

Integrated Ventures, Inc.

[ADDRESS]

Attention: Secretary

Re:	Exercise of Nonstatutory Stock Option to Purchase Company shares of Common Stock

[PRINT NAME OF OPTIONEE]

Pursuant to the Nonstatutory Stock Option Agreement dated between Integrated Ventures, Inc., a Nevada corporation (the “Company”) and me, I hereby request to purchase shares of Common Stock (whole number only and must be not less than twenty-five shares of Common Stock or the remaining number of vested shares of Common Stock subject to this Option) of the Company (the “Common Stock”), at the exercise price of $ per share of Common Stock. I am hereby making full payment of the aggregate exercise price by one or more of the following forms of payment in accordance with the whole number percentages that I have provided below. I further understand and agree that I will timely satisfy any and all applicable tax withholding obligations as a condition of this Option exercise.

Percentage
of Payment	Form of Payment as per the Nonstatutory Stock Option Agreement

________%	Cash/My Personal Check/Cashier’s Check/Money Order (payable to “INTEGRATED VENTURES, INC.”)

_______%	If approved by Committee, surrender of vested shares of Common Stock (Valued At Their 100% Fair Market Value) Owned By Me For More Than Six (6) Months

Check one:	☐ The Common Stock certificate is to be issued and registered in my name only.

☐ The Common Stock certificate is to be issued and registered in my name and my spouse’s name.

___________________________
[PRINT SPOUSE’S NAME, IF CHECKING SECOND BOX]

Check one (if checked second box above):

☐ Community Property or ☐ Joint Tenants With Right of Survivorship

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I acknowledge that (a) I have received, understand and continue to be bound by all of the terms and conditions set forth in the Nonstatutory Stock Option Agreement in my capacity as a holder of shares of Common Stock.

Dated: ___________________

(Optionee’s Signature)	(Spouse’s Signature)**

**Spouse must sign this Notice of Exercise if listed above.

(Full Address)	(Full Address)

*THIS NOTICE OF EXERCISE MAY BE REVISED BY THE COMPANY AT ANY TIME WITHOUT NOTICE.

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